SCHEDULE 14C
                                 (RULE 14C-101)

     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

                              IDIAL NETWORKS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount previously paid:

         (2)    Form, Schedule or Registration Statement No.:

         (3)    Filing Party:

         (4)    Date Filed:

                              IDIAL NETWORKS, INC.
                      19009 Preston Road, Suite 215 PMB 236
                               Dallas, Texas 75252


                        PRELIMINARY INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                                   Dallas, Texas
                                                                     July , 2001

              This information statement has been mailed on July , 2001 to the stockholders of record on June 10, 2001 (the "Record Date") of Idial Networks, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of July 11, 2001. The actions to be taken pursuant to the written consent shall be taken on or about August __, 2001, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                             By Order of the Board of Directors,

                                           /s/ MARK T. WOOD
                                               Secretary

     NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 11, 2001

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of stockholders dated July 11, 2001, in lieu of a special meeting of the stockholders. Such actions will be taken on or about August __, 2001:

     1. To consider and vote upon a proposal to amend the Company's  Articles of
Incorporation:

               (a) to increase the number of authorized shares of common stock, par value $.005 per share (the "Common Stock"), of the Company from 100,000,000 shares to 500,000,000 shares; and

               (b) to authorize the creation of 30,000,000 shares of blank check preferred stock;


                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of common stock, par value $.005 per share, of which 88,118,544 were issued and outstanding as of the Record ate. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

         Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated July 11, 2001; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August _ , 2001.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         The majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 500,000,000 and to authorize the creation of 30,000,000 shares of blank check preferred stock. The Company currently has authorized capital stock of 100,000,000 shares and approximately 88,118,554 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under this proposal.

         As of July 10, 2001, a total of 88,118,554 shares of the Company's currently authorized shares of Common Stock are issued and outstanding. The 88,118,554 issued shares represent all of the Company's authorized shares of Common Stock. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         One of the effects of the amendment might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which shareholders might view as desirable.

CREATION OF BLANK CHECK PREFERRED STOCK

         The amendment to the Articles of Incorporation will create 30,000,000 authorized shares of "blank check" preferred stock. Article III of the proposed Amended and Restated Articles of Incorporation attached as Exhibit "A" to this proxy statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the attached Certificate of Amendment to the Certificate of Incorporation as set forth in Exhibit "A."

         The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of the Company's Amended and Restated Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its shareholders. The board of directors is seeking shareholder approval of an amendment to the Articles of Incorporation which would give the board of directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its shareholders. The Company has no immediate definitive plans to issue any shares of preferred stock. Therefore, the terms, rights and features of a preferred stock subject to this proposal cannot be stated or predicted with certainty.

         It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the board of directors determines the respective rights of the holders of one or more series of preferred stock. However, the issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of Common Stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights of the Common Stock, and may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

         The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

         While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000 and quarterly report on Form 10-QSB for the quarter ended March 31, 2001 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Mark T. Wood, Idial Networks, Inc., 19009 Preston Road, Suite 215 PMB 236, Dallas, Texas 75252, telephone (954)351-9860.




                                             By Order of the Board of Directors,

                                            /s/ Mark T. Wood
                                                Secretary

Dallas, Texas
July    , 2001

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              IDIAL NETWORKS, INC.

     IDial Networks, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

     "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOUR of the Certificate of Incorporation be amended to read as follows:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Certificate of Incorporation be superceded and replaced as follows:

                  Capital Stock. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.005. The second class of stock shall be Preferred Stock, par value $0.005. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


     The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

         Class             Par Value                 Authorized Shares          Total
         -----             ---------                 -----------------          -----
         Common            $0.005                    500,000,000                $2,500,000
         Preferred         $0.005                     30,000,000                   150,000
                                                     -----------                 ---------
         Totals:                                     530,000,000                $2,650,000

         RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."

         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 11th day of July 2001.



                                                  By:/s/ Mark T. Wood
                                                Name:    Mark T. Wood
                                               Title:    Chief Executive Officer